UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2012

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K                                First Financial Bancorp.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Named Executive Officer Compensation

On February 28, 2012, the Compensation Committee of the Board of Directors of First Financial Bancorp (the “Company”), after consulting with its independent consultant, Towers Watson, approved the following base salaries, short term incentive plan targets/performance criteria, and restricted stock grants for the Named Executive Officers (“NEOs”) for 2012, as disclosed in the table below. Except as set forth below, there were no other changes made to the components of total compensation, which include base salary, short-term cash incentives, long-term stock-based incentives, pension and other benefits, and perquisites.

Name and Principal Position	Base Salary ($)(1)	Short Term Incentive Plan Target Percentage (%)(2)	Long Term Incentive Percentage For Restricted Stock Grants ($)(3)	Annual Grant of Shares of Restricted Stock (#)(4)	Value of Shares of Annual Grant Restricted Stock ($)(5)	Number of Shares of Underlying Stock Options ($)(6)
Claude E. Davis	670,000	60%	110%	43,700	$737,656	—
President & CEO

C. Douglas Lefferson	340,000	40%	70%	14,100	$238,008	—
EVP & Chief Banking Officer

J. Franklin Hall	330,000	40%	60%	11,800	$199,184	—
EVP, CFO & COO

Gregory A. Gehlmann	305,000	40%	55%	10,000	$168,800	—
EVP & General Counsel

(1)
Base salaries were increased from 2011 as follows: Mr. Davis from $650,000 to $670,000, Mr. Lefferson from $320,000 to $340,000, Mr. Hall from $320,000 to $330,000, and Mr. Gehlmann from $295,000 to $305,000.

(2)
Short term incentive target is a percentage of base salary. Other than for Mr. Davis, there were no changes from 2011 to 2012 in the target percentages for the NEOs. Mr. Davis' target percentage was increased from 50% to 60% from 2011 to 2012. With respect to senior executives, including the NEOs, payout is based on the Company's 3-year performance vs. peers relative to the following plan metrics:
Financial Performance (70% weight):
            - return on assets
            - earnings per share growth
            - credit quality
- total shareholder return
Additional Measures (30% weight):
- efficiency ratio
- operating leverage
Depending on performance of the Company, payout can be anywhere from 0x to 2x target and subject to clawback in certain circumstances. In addition, the Compensation Committee can adjust downward the payout based on enterprise risk management performance. Any payout to an NEO above 1x target can be paid in restricted stock subject to additional holding requirements.

(3)
Long term incentive restricted stock grants are an approximate percentage of base salary. Other than for Mr. Lefferson, there were no changes from 2011 to 2012 in the Long Term Incentive Restricted Stock Grant percent of base salaries. Mr. Lefferson's percentage increased from 60% to 70% from 2011 to 2012.

(4)
Restricted shares vest over a three-year period beginning February 27, 2013. Dividends are paid on unvested shares; however, they are held in escrow and are not paid to the executive until that portion of the grant vests.

(5)	Based on the per share closing price of the Company common shares on February 27, 2012 ($16.88).
(6)	No options were granted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ J. Franklin Hall
J. Franklin Hall
Executive Vice President, Chief Financial Officer
and Chief Operating Officer

Date:	March 2, 2012